EXHIBIT 99.1

July 24, 2012

To Our Members,

I am pleased to announce that the Board of Directors of the Federal Home Loan Bank of Chicago declared a cash dividend at an annualized rate of 0.30% per share, based on the Bank's preliminary financial results for the second quarter of 2012. The dividend will be paid by crediting your account as of August 14, 2012. We expect to send you more information about our preliminary second quarter results later this week and file our second quarter Form 10-Q Report prior to August 15, 2012.

Our third quarter excess capital stock repurchase is underway. If you would like to request the repurchase of all or a portion of your excess capital stock, please return the Repurchase Request Form by 5:00 p.m. Central Time on July 30, 2012. The form was emailed to you and is also available on our member website, eBanking. If you have any questions about the repurchase process, please call your sales coverage team or the Member Transaction Desk at (toll-free) 855-FHLB-CHI or 855-345-2244, Option 1.

We are pleased that the Bank's financial performance supports an increase in the dividend payment, as well as the excess stock repurchase. As you know, our focus is on supporting our members by providing excellent products and services while generating sufficient earnings that continue to build our financial strength and support a reasonable dividend.

Best regards,

/s/ Matt Feldman

Matt Feldman
President and CEO

This letter contains forward-looking statements which are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “anticipates,” “believes,” “expects,” “could,” “plans,” “estimates,” “may,” “should,” “will,” or their negatives or other variations on these terms. We caution that, by their nature, forward-looking statements involve risk or uncertainty, that actual results could differ materially from those expressed or implied in these forward-looking statements, and that actual events could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, instability in the credit and debt markets, economic conditions (including effects on, among other things, mortgage-backed securities), changes in mortgage interest rates and prepayment speeds on mortgage assets, our ability to successfully transition to a new business model and to pay future dividends, our ability to successfully implement our plan to repurchase excess stock, and the risk factors set forth in our periodic filings with the Securities and Exchange Commission, which are available on our website at www.fhlbc.com. We assume no obligation to update any forward-looking statements made in this letter.